UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

November 12, 2021
Date of report (Date of earliest event reported)

Condor Hospitality Trust, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland
(State or Other Jurisdiction of Incorporation)

1-34087	52-1889548
(Commission File Number)	(IRS Employer Identification No.)

1800 West Pasewalk Avenue, Suite 120
Norfolk, Nebraska	68701
(Address of Principal Executive Offices)	(Zip Code)

(301) 861-3305
(Registrant’s Telephone Number, Including Area Code)

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common stock, par value $0.01 per share	CDOR	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Explanatory Note

On November 15, 2021, Condor Hospitality Trust, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Initial 8-K”) to report the voting results for all proposals (other than the Liquidation Proposal) brought before the Special Stockholder Meeting held virtually on November 12, 2021. The Special Stockholder Meeting was adjourned to December 1, 2021 solely with respect to the Liquidation Proposal. This Form 8-K/A amends the Initial 8-K to disclose the voting results with respect to the Liquidation Proposal described under Item 5.07 below.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On December 1, 2021, the Company reconvened the Special Stockholder Meeting which had been adjourned solely with respect to the Liquidation Proposal. At the reconvened Special Stockholder Meeting, the stockholders of the Company voted on the Liquidation Proposal and cast their votes as described below.

Liquidation Proposal: Consider and vote upon a proposal to approve a plan of complete liquidation and dissolution of the Company, pursuant to which the Company will sell all or substantially all of the Company’s assets and be dissolved, which we refer to as the Liquidation Proposal, as more particularly described in the Proxy Statement. The votes on the Liquidation Proposal were as follows:

Votes For	Votes Against	Votes Abstain	Broker Non-Vote

12,716,718	29,437	1,810	0

Accordingly, the Liquidation Proposal was approved by the requisite number of votes of the holders of common stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Condor Hospitality Trust, Inc.

Date: December 2, 2021	By:	/s/ Jill Burger
	Name:	Jill Burger
	Title:	Interim Chief Financial Officer and Chief Accounting Officer